KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

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TEL  (212) 715-9100                                      47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                     TEL  (33-1) 44 09 46 00
                                                        FAX  (33-1) 44 09 46 01


                                February 26, 2004



ISI Strategy Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                           Re:      ISI Strategy Fund, Inc.
                                    Post-Effective Amendment No. 8
                      FILE NO. 333-31137; ICA NO. 811-8291
Gentlemen:

     We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 8 to Registration Statement No. 333-31137 on Form N-1A.


                                       Very truly yours,

                                         /s/ Kramer Levin Naftalis & Frankel LLP